Exhibit 3.3

State of Delaware

Certificate of Merger of Foreign Corporation

into Domestic Limited Liability Company

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act.

First: The name of the surviving Limited Liability Company is Owens Corning Intellectual Capital, LLC, a Delaware Limited Liability Company.

Second: The name of the foreign corporation being merged into this surviving Limited Liability Company is Owens-Corning Fiberglas Technology, Inc. The jurisdiction in which the foreign corporation was formed is Illinois.

Third: The Agreement of Merger has been approved and executed by each of the constituent entities.

Fourth: The name of the surviving Limited Liability Company is: Owens Corning Intellectual Capital, LLC.

Fifth: The merger is to become effective on June 28, 2007.

Sixth: The Agreement of Merger is on file at One Owens Corning Parkway, Toledo, Ohio 43659, a place of business of the surviving Limited Liability Company.

Seventh: A copy of the Agreement of Merger will be furnished by the surviving Limited Liability Company, on request without cost, to any member or stockholder of the constituent entities.

IN WITNESS WHEREOF, said Limited Liability Company has caused this certificate to be signed by an authorized person, this 28 day of June, A.D. 2007

By:	/s/ Joseph J. Mikelonis
Authorized Person
Name:	Joseph J. Mikelonis, Vice President
Print or Type

FORM BCA 11.39 (rev. Dec. 2003)

ARTICLES OF MERGER,

BETWEEN ILLINOIS CORPORATIONS

AND LIMITED LIABILITY COMPANIES

Business Corporation Act

Jesse White, Secretary of State

Department of Business Services

Springfield, IL 62756

Telephone (217) 782-6961

www.cyberdriveillinois.com

Remit payment in the form of a

check or money order payable

to the Secretary of State.

The filing fee is $100, but if merger

involves more than 2 corporations,

$50 for each additional corporation.

	File #		Filing Fee: $		Approved:
Submit in duplicate		Type or Print clearly in black ink		Do not write above this line

1.	Names of the corporations and limited liability companies proposing to merge and the state or country of their organization or incorporation:

Name of Corporation Limited Liability Company	State or Country of Organization/Incorporation	Corporation File Number

Owens Corning Intellectual Capital, LLC	Delaware	4348508

2.	The laws of the state or country under which each corporation and Limited Liability Company are organized, permit such merger.

3.	(a)	Name of the surviving party:	Owens Corning Intellectual Capital, LLC

	(b)	it shall be governed by the laws of:	Delaware

If not sufficient space to cover this point, add one or more sheets of this size.

4.	Plan of merger is as follows:

See attached Agreement and Plan of Merger

5.	Plan of merger was approved, as to each limited liability company, in compliance with the laws of the state under which it is organized, and (b) as to each Illinois corporation, as follows:

(Only “X” one box for each Illinois corporation)

By the shareholders, a resolution of the board of directors having been duly adopted and submitted to a vote at a meeting of shareholders. Not less than the minimum number of votes required by statute and by the articles of incorporation voted in favor of the action taken.

(§11.20)

By written consent of the shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with §7.10 (§11.20)

By written consent of ALL the shareholders entitled to vote on the action, in accordance with § 7.10 & § 11.20

Name of Corporation

Owens-Corning Fiberglas Technology, Inc.	☒	☐	☐

	☐	☐	☐

	☐	☐	☐

	☐	☐	☐

	☐	☐	☐

6.	(Not applicable if survivor is an Illinois corporation or an Illinois Limited Liability Company)

It is agreed that, upon and after the issuance of a certificate of merger by the Secretary of State of the State of Illinois:

a.	The surviving limited liability company may be served with process in the State of Illinois in any proceeding for the enforcement of any obligation of any corporation organized under the laws of the State of Illinois which is a party to the merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such corporation organized under the laws of the State of Illinois against the surviving limited liability company.

b.	The Secretary of State of the State of Illinois shall be and hereby is irrevocably appointed as the agent of the surviving limited liability company to accept service of process in any such proceedings, and

c.	The surviving limited liability company will promptly pay to the dissenting shareholders of any corporation organized under the laws of the State of Illinois which is a party to the merger the amount, if any, to which they shall be entitled under the provisions of “The Business Corporation Act of 1983” of the State of Illinois with respect to the rights of dissenting shareholders.

7.(a.)	The undersigned corporations have caused these articles to be signed by their duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true. (All signatures must be in BLACK INK.)

Dated	June 28	,	2007	Owens-Corning Fiberglas Technology, Inc.
	(Month & Day)		(Year)	(Exact Name of Corporation)

(Any authorized officer’s signature)

Joseph J. Mikelonis, Vice President
(Type or Print Name and Title)

Dated		,
	(Month & Day)		(Year)	(Exact Name of Corporation)

(Any authorized officer’s signature)

(Type or Print Name and Title)

7.(b.)	The undersigned limited liability companies have caused these articles to be signed by their duly authorized person, who affirms, under penalties of perjury, that the facts stated herein are true. (All signatures must be in BLACK INK.)

Dated	June 28	,	2007		Owens Corning Intellectual Capital, LLC
	(Month & Day)		(Year)		(Exact Name of Limited Liability Company)

				by	/s/ OWENS CORNING, Member
(Signature)

Joseph J. Mikelonis, Vice President
(Type or Print Name and Title)

Dated		,
	(Month & Day) (Year)		(Year)		(Exact Name of Limited Liability Company)

by
(Signature)

(Type or Print Name and Title)

C-294.3

CERTIFICATE OF FORMATION

OF

OWENS CORNING INTELLECTUAL CAPITAL, LLC

1. The name of the limited liability company is Owens Corning Intellectual Capital, LLC.

2. The address of its registered office In the State of Delaware is: Corporation Trust Center, 1209 Orange Street. in the City of Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Owens Corning Intellectual Capital, LLC this 8th day of May, 2007.

/s/ James I. Rothschild
James I. Rothschild, Authorized Representative